Exhibit 99.1

Howard Bancorp, Inc. Reports Second Quarter 2021 Results

BALTIMORE--(BUSINESS WIRE)--July 21, 2021--Howard Bancorp, Inc. (NASDAQ: HBMD) (“Howard Bancorp” or the “Company”), the parent company of Howard Bank (“Howard Bank” or the “Bank”), today reported its financial results for the quarter ended June 30, 2021.

Second Quarter 2021 Highlights

  Net income:
    Net income of $7.5 million for the quarter, up 20% from first quarter of 2021
    Core net income 1 of $7.5 million for the quarter, up 100% from second quarter of 2020 and up 20% from first quarter of 2021
  Earnings per share:
    Earnings per share (“EPS”), both basic and diluted, of $0.40 for the quarter, up 20% from first quarter of 2021
    Core EPS, 1 both basic and diluted, of $0.40 for the quarter, up 100% from second quarter of 2020 and up 20% from first quarter of 2021
  Pre-provision net revenue (“PPNR”) 1:
    PPNR, 1 at $10.1 million for the quarter, up 8% from first quarter of 2021
    Core PPNR, 1 at $10.1 million for the quarter, up 28% from second quarter of 2020 and up 8% from first quarter of 2021
    Core PPNR, as a percentage of average assets, 1 1.57% for the quarter, up 31 basis points (“BP”) from second quarter of 2020 and up 7 BP from first quarter of 2021
  Loans:
    Total loans declined by $4.9 million during the quarter, with Paycheck Protection Program (“PPP”) loans down $58.9 million
    Portfolio loan 1 growth (which excludes PPP loans) of $54.0 million during the quarter (12.4% annualized growth rate)
  Net interest margin:
    Net interest margin, at 3.39% for the quarter, was down 4 BP from first quarter of 2021 due to a decline in PPP loan net interest income
    Operating net interest margin, 1 which excludes the impact of loan fair value accretion and net interest income from PPP lending, was 3.25% for the quarter, up 5 BP from first quarter of 2021
  Asset quality:
    COVID-19 related loan deferrals of $30.4 million at June 30, 2021 (1.6% of total loans and 1.7% of portfolio loans)
    Nonperforming assets to total assets was 0.65% as of June 30, 2021, down 19 BP from second quarter of 2020 and up 3 BP from first quarter of 2021
    No provision for credit losses was recorded during the quarter, compared to $3.0 million in the second quarter of 2020 and $1.0 million in the first quarter of 2021
    Net charge-offs were $80 thousand for the quarter, or 0.02% of average total loans (annualized)
    Allowance for loan losses was 0.94% of total loans and 1.02% of portfolio loans 1 as of June 30, 2021; compared to 0.86% and 0.96%, respectively, at June 30, 2020, and 0.94% and 1.05%, respectively, at March 31, 2021
  Noninterest expense management:
    Noninterest expenses were $12.3 million for the quarter, down 74% from second quarter of 2020 (second quarter of 2020 included a $34.5 million goodwill impairment charge) and unchanged from first quarter of 2021
    Core noninterest expenses, 1 were $12.3 million for the quarter, up 3% from second quarter of 2020 and unchanged from first quarter of 2021
  PPP update:
    $4.8 million of PPP loans funded during the quarter
    $64.9 million of PPP loans forgiven during the quarter ($62.5 million from 2020 originations)

1 These are financial measures not calculated in accordance with generally accepted accounting principles (“GAAP”). Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures” in this press release and to the financial tables entitled “GAAP to Non-GAAP reconciliation” for a reconciliation to the most directly comparable GAAP financial measures.

Net Income and EPS

The Company reported net income of $7.5 million, or $0.40 per both basic and diluted common share, for the second quarter of 2021. This compares to a net loss of $29.4 million, or a loss of $1.57 per both basic and diluted common share, for the second quarter of 2020 and net income of $6.2 million, or $0.33 per both basic and diluted common share, for the first quarter of 2021.

Second quarter 2021 basic and diluted EPS increased by $1.97 when compared to the second quarter of 2020 and $0.07 when compared to the first quarter of 2021. The following table presents an EPS rollforward for the second quarter of 2021 compared to both the second quarter of 2020 and the first quarter of 2021. The column noted as “FN” references each item in the rollforward to a footnote with additional information; reconciling items are presented on an after tax basis.

		Second Quarter 2021 Compared to:
	FN	Q2 2020	Q1 2021
EPS, Second Quarter 2020 / First Quarter 2021		$(1.57)	$0.33
Goodwill impairment charge (second quarter 2020; no tax impact)	1	1.84	-
Decrease in the provision for credit losses	2	0.12	0.04
Pretax income from SBA Paycheck Protection Program ("PPP")	3	0.02	(0.02)
Litigation accrual (second quarter 2020)	4	0.04	-
Securities gains (second quarter 2020)	5	(0.12)	-
Prepayment penalties on FHLB advances (second quarter 2020)	6	0.01	-
All other, net		0.06	0.05

EPS, Second Quarter 2021		$0.40	$0.40

CHANGE		$1.97	$0.07

  The second quarter of 2020 included a $34.5 million goodwill impairment charge, included within noninterest expense. There were no goodwill impairment charges in the first or second quarters of 2021.
  No provision for credit losses was recorded in the second quarter of 2021, a decrease of $3.0 million from the second quarter of 2020, and a decrease of $1.0 million from the first quarter of 2021.
  The Company commenced originating loans under the SBA’s PPP program in the second quarter of 2020 and began the process of loan forgiveness in the fourth quarter of 2020. Second quarter 2021 pretax income of $1.6 million from this program represented an increase of $613 thousand from the second quarter of 2020 and a decrease of $486 thousand from the first quarter of 2021.
  The second quarter of 2020 included a $1.0 million accrual, included within noninterest expense, for potential litigation claims stemming from certain mortgages originated by First Mariner Bank before its merger with Howard Bank. The settlement of this potential litigation was completed in January 2021. There were no litigation accruals in the first or second quarters of 2021.
  The second quarter of 2020 included securities gains of $3.0 million, which increased second quarter 2020 earnings per share. There were no securities gains recognized in the first or second quarters of 2021.
  The second quarter of 2020 included prepayment penalties on Federal Home Loan Bank of Atlanta (“FHLB”) advances of $224 thousand, which reduced second quarter 2020 earnings per share. There were no prepayment penalties on FHLB advances in the first or second quarters of 2021.

Core net income is a non-GAAP financial measure that excludes, if applicable, goodwill impairment charges and certain other items to provide a picture of ongoing activities deemed core to the Company’s strategy. Core net income for the second quarter of 2021, which is unchanged from reported net income, was $7.5 million, or $0.40 per both basic and diluted common share. This compares to core net income of $3.7 million, or $0.20 per both basic and diluted common share, for the second quarter of 2020. The $0.20 per share increase in core EPS in the second quarter of 2021, when compared to the second quarter of 2020, was primarily the result of a lower provision for credit losses, which was down $3.0 million (+$0.12 after tax per share), and an increase in the pretax contribution from PPP lending activities of $613 thousand (+$0.02 after tax per share). This also compares to core net income, which was unchanged from reported net income, of $6.2 million, or $0.33 per both basic and diluted common share, for the first quarter of 2021. The $0.07 per share increase in core earnings per share in the second quarter of 2021, when compared to the first quarter of 2021, included the result of a lower provision for credit losses, which was down $1.0 million (+$0.04 after tax per share), and a lower pretax contribution from PPP lending activities of $486 thousand (-$0.02 after tax per share). *

Core pre-provision net revenue (“core PPNR”), a non-GAAP financial measure that adds back the provision for credit losses to GAAP pretax income and excludes, if applicable, goodwill impairment charges and certain other items, was $10.1 million for the second quarter of 2021. The second quarter of 2021 core PPNR was up $2.2 million, or 27.8%, from $7.9 million for the second quarter of 2020, and was up $723 thousand, or 7.7%, when compared to $9.4 million for the first quarter of 2021. *

The Company reported net income of $13.7 million, or $0.73 and $0.72 per basic and diluted share, respectively, for the six months ended June 30, 2021. This compared to a net loss of $26.1 million, or a loss of $1.39 per both basic and diluted share, for the six months ended June 30, 2020. Core net income for the six months ended June 30, 2021 was also $13.7 million, or $0.73 and $0.72 per basic and diluted share, respectively, compared to $6.4 million, or $0.34 per both basic and diluted share, for the six months ended June 30, 2020. Core PPNR for the six months ended June 30, 2021 was $19.6 million, a $4.7 million, or 31.0% increase from $14.9 million for the six months ended June 30, 2020.

Paycheck Protection Program Loans

After the SBA relaunched the program on January 19, 2021, the Company originated $100.5 million of PPP loans in the first and second quarters of 2021, consisting of 591 loans with an average loan size of $170 thousand; $4.8 million of this total were originated in the second quarter of 2021 before the program ended. Of these 2021 originations, 36 loans, with an aggregate principal balance of $2.4 million, were forgiven during the second quarter of 2021. While the PPP program ended on May 31, 2021, the Company is now focused on assisting our customers through the loan forgiveness process.

During the second and third quarters of 2020, the Company originated a total of $201.0 million in PPP loans, consisting of 1,062 loans with an average loan size of $189 thousand. A total of 329 loans, with an aggregate principal balance of $62.5 million, were forgiven during the second quarter of 2021. Of the 1,062 loans originated in 2020, 887 have been forgiven totaling $152.7 million through June 30, 2021, representing 83.5% of the number of 2020 PPP loans and 76.0% of 2020 principal balances.

During 2020, the Company deferred total processing fees of $6.7 million from the SBA for originated PPP loans. In addition, $782 thousand of origination costs were deferred. The PPP originations in the first and second quarters of 2021 resulted in $4.2 million of additional deferred processing fees from the SBA and $547 thousand of additional deferred origination costs. The net deferred fees are being accreted as a yield adjustment over the contractual term of the underlying PPP loans, with accelerated accretion upon forgiveness. PPP lending generated pretax income of $1.6 million, or $0.06 after tax per share, in the second quarter of 2021, an increase of $613 thousand, or $0.02 after tax per share, from the second quarter of 2020 and a decrease of $486 thousand, or $0.02 after tax per share, from the first quarter of 2021. PPP loans, net of unaccreted net deferred fees, totaled $142.7 million at June 30, 2021, a decrease of $51.1 million from $193.7 million at June 30, 2020 and a decrease of $58.9 million from $201.6 million at March 31, 2021. PPP loan principal balances were $146.3 million at June 30, 2021 while unaccreted net deferred fees were $3.6 million at June 30, 2021.

Certain information in this earnings release is presented with respect to “portfolio loans,” a non-GAAP financial measure defined as total loans and leases, but excluding the PPP loans. The Company believes that portfolio loan related measures provide additional useful information for purposes of evaluating the Company’s results of operations and financial condition with respect to the second quarter of 2021 when comparing to other periods, since the PPP loans are 100% guaranteed, were not subject to traditional loan underwriting standards, and a substantial portion of these loans are expected to be forgiven and repaid by the SBA within the next 12 months. *

COVID-19 Loan Modifications

COVID-19 related loan modifications to both commercial and retail customers that the Company provided on a case by case basis, in the form of payment deferrals for periods up to six months, continue to trend favorably from their peak of $315 million (17.9% of both total loans and portfolio loans) on April 24, 2020. As of June 30, 2021, deferrals were $30.4 million, or 1.6% of total loans and 1.7% of portfolio loans, down from $47.9 million as of May 6, 2021, the most recent date when the Company previously disclosed deferral data. Included in total deferrals at June 30, 2021 are second deferrals (including deferrals where the cumulative inception to date deferral is greater than six months) of $17.6 million. Full payment deferrals represent 5% of total deferrals while principal only deferrals represent 95% of total deferrals. *

Asset Quality and Allowance for Loan and Lease Losses

Nonperforming assets (“NPAs”) totaled $16.8 million at June 30, 2021, an increase of $0.4 million from March 31, 2021 and a decrease of $3.8 million from June 30, 2020. NPAs consisted of $16.2 million of nonperforming loans (“NPLs”) and $629 thousand of other real estate owned (“OREO”) at June 30, 2021. NPLs were 0.83% of total loans and 0.90% of portfolio loans at June 30, 2021. NPAs represented 0.65% of total assets, 0.87% of total loans and OREO, and 0.94% of portfolio loans and OREO at June 30, 2021. *

  This compares to NPAs of $20.6 million at June 30, 2020 that consisted of $18.5 million in NPLs and $2.1 million of OREO. NPLs were 0.97% of total loans and 1.08% of portfolio loans at June 30, 2020 while nonperforming assets represented 0.84% of total assets, 1.08% of total loans and OREO, and 1.21% of portfolio loans and OREO at June 30, 2020.
  This compares to NPAs of $16.4 million at March 31, 2021 that consisted of $15.7 million in NPLs and $629 thousand of OREO. NPLs were 0.81% of total loans and 0.90% of portfolio loans at March 31, 2021 while NPAs represented 0.62% of total assets, 0.84% of total loans and OREO, and 0.94% of portfolio loans and OREO at March 31, 2021.

Net charge-offs were $80 thousand in the second quarter of 2021 and represented 0.02% of average loans (annualized). This compares to net charge-offs of $28 thousand, or 0.01% of average loans (annualized) in the second quarter of 2020 and $1.8 million, or 0.43% of average loans (annualized) in the first quarter of 2021. The allowance for loan and lease losses (the “allowance”) was $18.3 million on June 30, 2021. No provision for credit losses was recorded in the second quarter of 2021.

Because the Company is a smaller reporting company under SEC rules, the allowance was determined under the incurred loss model. The $18.3 million allowance represented 0.94% of total loans, 1.02% of portfolio loans, and 112.8% of NPLs at June 30, 2021. *

  This compares to an allowance of $16.4 million at June 30, 2020. The June 30, 2020 allowance represented 0.86% of total loans, 0.96% of portfolio loans, and 88.6% of NPLs. The $1.9 million increase in the allowance at June 30, 2021 was the result of aggregate provisions for credit losses attributable to the allowance of $4.1 million partially offset by aggregate net charge-offs of $2.2 million during the four-quarter period ending June 30, 2021.
  This compares to an allowance of $18.4 million at March 31, 2021. The March 31, 2021 allowance represented 0.94% of total loans, 1.05% of portfolio loans, and 116.8% of NPLs. The $80 thousand decrease in the allowance at June 30, 2021 was the result of net charge-offs of $80 thousand during the quarter ended June 30, 2021 and no provision for credit losses.

The Company’s allowance as a percentage of total loans has historically been lower than certain of our peers due to the accounting for acquired loans and their initial impact on the allowance. The allowance and unamortized fair value marks as a percentage of portfolio loans, a non-GAAP measure used by management to assess credit coverage, adds the unamortized fair value marks to total loans, portfolio loans, and the allowance. The fair value marks, unlike the allowance, are not available to absorb general losses but are only available to absorb losses for the specific loan to which they apply. However, this measure provides the Company with an additional indicator of potential loss absorption capacity. The allowance and unamortized fair value marks as a percentage of total loans plus fair value marks was 1.18% at June 30, 2021, a decrease of 10 BP from June 30, 2020 and a decrease of 3 BP from March 31, 2021. The allowance and unamortized fair value marks as a percentage of portfolio loans plus fair value marks was 1.27% at June 30, 2021, a decrease of 16 BP from June 30, 2020 and a decrease of 8 BP from March 31, 2021. *

The Company’s asset quality trends indicate very modest additional stress in the loan portfolio; we believe our ongoing active management of the portfolio, COVID-19 related loan modifications, and PPP loan relief have reduced the risk in the portfolio. Management will continue to closely monitor portfolio conditions and reevaluate the adequacy of the allowance. While the level of payment deferrals and PPP loan assistance have reduced the short-term risk in the Company’s loan portfolio and traditional lagging indicators of delinquencies and nonperforming loans remain historically modest, management believes there still is the potential for additional risk rating downgrades and an increase in charge-offs in future periods.

Stockholders’ Equity and Regulatory Capital Ratios

Stockholders’ equity at June 30, 2021 was $303.3 million, an increase of $10.6 million from March 31, 2021. The increase was primarily due to second quarter 2021 net income of $7.5 million and a $3.0 million increase in accumulated other comprehensive income (“AOCI”), which represents the after tax impact of changes in the fair value of available-for-sale securities. Book value per common share was $16.14 at June 30, 2021, an increase of $0.56 per share since March 31, 2021, with second quarter EPS of $0.40 per share and the change in AOCI representing a $0.16 per share increase.

Tangible stockholders’ equity, a non-GAAP financial measure that deducts goodwill and other intangible assets, net of any applicable deferred tax liabilities, was $268.3 million at June 30, 2021. This compares to $257.3 million at March 31, 2021, with the $11.0 million increase primarily due to second quarter net income of $7.5 million, a $3.0 million increase in AOCI, and $594 thousand of core deposit intangible amortization. Tangible book value per common share, a non-GAAP measure that divides tangible stockholders’ equity by the number of shares outstanding, was $14.28 per share at June 30, 2021, an increase of $0.58 per share since March 31, 2021. *

The Company’s regulatory capital ratios are all well in excess of regulatory “well-capitalized” and internal target minimum levels. Note that the Company had adopted the regulatory AOCI opt-out election; as a result, AOCI is not a component of regulatory capital and, therefore, changes in AOCI do not impact regulatory capital ratios. The total capital ratio was 14.62% while both the Common Equity Tier 1 (“CET 1”) and Tier 1 capital ratios were 12.26% at June 30, 2021. The Tier 1 to average assets (“leverage”) ratio was 9.74%. A comparison of the Company’s June 30, 2021 regulatory capital ratios to June 30, 2020 and March 31, 2021 is as follows:

  Regulatory capital ratios at June 30, 2020 consisted of a total capital ratio of 14.09% while both the CET 1 and Tier 1 capital ratios were 11.66%. The leverage ratio was 8.73%. All June 30, 2021 regulatory capital ratios were above the June 30, 2020 levels.
  Regulatory capital ratios at March 31, 2021 consisted of a total capital ratio of 14.47% while both the CET 1 and Tier 1 capital ratios were 12.06%. The leverage ratio was 9.53%. All June 30, 2021 regulatory capital ratios were above the March 31, 2021 levels.

Net Interest Income and Net Interest Margin

Net interest income was $20.1 million for the second quarter of 2021, an increase of $394 thousand from $19.7 million for the first quarter of 2021, and an increase of $2.0 million, or 10.8%, from $18.1 million in the second quarter of 2020. PPP net interest income decreased by $421 thousand from the first quarter of 2021 but increased by $849 thousand from the second quarter of 2020. Non-PPP related changes in net interest income were attributable to the impact of portfolio loan growth and lower funding costs, partially offset by lower yields on earning assets.

The following table presents selected yields and rates for the second quarters of 2021 and 2020 as well as the first quarter of 2021. Changes in the second quarter 2021 yields and rates from the second quarter of 2020 and the first quarter of 2021 are also included in the table.

				Second Quarter 2021 Change from:
	Second Quarter 2021	Second Quarter 2020	First Quarter 2021	Second Quarter 2020	First Quarter 2021

Selected yields and rates:
Net interest margin	3.39%	3.22%	3.43%	0.17%	-0.04%
Operating net interest margin *	3.25%	3.20%	3.20%	0.05%	0.05%
Earning asset yield	3.61%	3.81%	3.70%	-0.20%	-0.09%
Total loan yield	4.07%	4.18%	4.22%	-0.11%	-0.15%
Cost of total IBL + demand deposits	0.23%	0.62%	0.28%	-0.39%	-0.05%
Impact of fair value adjustments on acquired loans:
Net interest margin	0.12%	0.10%	0.14%	0.02%	-0.02%
Earning asset yield	0.12%	0.10%	0.15%	0.02%	-0.03%
Total loan yield	0.13%	0.12%	0.17%	0.01%	-0.04%
Impact of PPP loans:
Net interest margin	0.02%	-0.08%	0.09%	0.10%	-0.07%
Earning asset yield	0.03%	-0.09%	0.09%	0.12%	-0.06%
Total loan yield	-0.01%	-0.13%	0.07%	0.12%	-0.08%

The second quarter 2021 net interest margin of 3.39% was up 17 BP from the second quarter of 2020 and down 4 BP from the first quarter of 2021. The impact of the accretion of fair value adjustments on acquired loans (“FV accretion”) and net interest income from PPP lending had a significant impact on the reported net interest margin. Operating net interest margin is a non-GAAP financial measure defined as net interest income excluding both FV accretion and net interest income from PPP lending divided by average earning assets excluding both the average balance of fair value adjustments on acquired loans and the average balance of PPP loans. The Company believes that operating net interest margin related measures provide additional useful information for purposes of evaluating the Company’s results of operations, by eliminating the non-sustainable contribution from PPP lending and the volatility from FV accretion. *

The second quarter 2021 operating net interest margin of 3.25% was up 5 BP from the second quarter of 2020. While the cost of funds (defined as average total interest-bearing liabilities (“IBL”) + demand deposits) decreased by 39 BP, the yield on earning assets, as adjusted for FV accretion and interest income from PPP lending, decreased by 34 BP, with these decreases due to the significant drop in market interest rates. The second quarter 2021 operating net interest margin of 3.25% is also up 5 BP from 3.20% in the first quarter of 2021. The cost of funds decreased by 5 BP while the yield on earning assets, as adjusted for FV accretion and interest income from PPP lending, was unchanged.

Noninterest Income

Noninterest income was $2.4 million for the second quarter of 2021, a decrease of $2.4 million from the $4.8 million reported in the second quarter of 2020, and an increase of $284 thousand from the $2.1 million reported in the first quarter of 2021. There were no securities gains in either the first or second quarters of 2021 compared to $3.0 million in the second quarter of 2020.

Core noninterest income, a non-GAAP financial measure that excludes noninterest income attributable to securities gains in the second quarter of 2020, was $2.4 million for the first quarter of 2021, a $638 thousand increase from $1.7 million for the second quarter of 2020, and a $284 thousand increase from the first quarter of 2021. *

  The $638 thousand increase when compared to the second quarter of 2020 primarily consisted of the following: an increase in interchange fees, as card activity volumes continue to improve, included in other income (+$225 thousand), an increase in service charges on deposit accounts (+$221 thousand), and an increase in loan related fees and service charges (+$96 thousand).

  The $284 thousand increase when compared to the first quarter of 2021 was primarily due to an increase in interchange fees (+$147 thousand), and an increase in service charges on deposit accounts (+$115 thousand).

Noninterest Expenses

Noninterest expenses totaled $12.3 million for the second quarter of 2021, a decrease of $35.3 million from the $47.6 million reported in the second quarter of 2020, and a decrease of $45 thousand from the $12.3 million reported in the first quarter of 2021. A goodwill impairment charge of $34.5 million was included in noninterest expenses in the second quarter of 2020.

Core noninterest expenses is a non-GAAP financial measure that, with respect to the second quarter of 2020, excludes noninterest expenses attributable to the following: the $34.5 million goodwill impairment charge, a $1.0 million accrual for potential litigation claims stemming from certain mortgages originated by First Mariner Bank before its merger with Howard Bank (included within other operating expense), and prepayment penalties on FHLB advances of $224 thousand (included within other operating expense). There were no related adjustments to reported noninterest expense in the first and second quarter of 2021.

Core noninterest expenses were $12.3 million for the second quarter of 2021, a $393 thousand increase from $11.9 million in the second quarter of 2020, and a $45 thousand decrease from $12.3 million in the first quarter of 2021. *

  The $393 thousand increase when compared to the second quarter of 2020 resulted primarily from higher compensation and benefits expenses (+$884 thousand) partially offset by lower other real estate owned expenses (-$268 thousand), and lower expenses in the aggregate in all other categories (-$221 thousand). The higher level of compensation and benefits expense included an increase in staff costs and benefits (+$544 thousand), resulting from talent acquisitions since the second quarter of 2020, including staff increases in connection with the Company’s Greater Washington initiative. In addition, the second quarter of 2021 included a lower level of loan origination internal cost deferrals (+$231 thousand), as the second quarter of 2020 included $242 thousand of internal cost deferrals attributable to the PPP program.
  The $45 thousand decrease when compared to the first quarter of 2021 resulted primarily from higher compensation and benefits expenses (+$221 thousand), partially driven by staff increases in connection with the Greater Washington initiative, more than offset by lower expenses in the aggregate in all other categories (-$266 thousand).

Loans

Loans totaled $1.94 billion at June 30, 2021, a decrease of $4.9 million, or 0.3%, from total loans at March 31, 2021. Compared to June 30, 2020, total loans grew by $43.9 million, or 2.3%.

Portfolio loans, a non-GAAP measure defined as total loans and leases, but excluding PPP loans, totaled $1.80 billion at June 30, 2021, an increase of $54.0 million, or 3.1%, from portfolio loans at March 31, 2021. Compared to June 30, 2020, portfolio loans increased by $94.9 million, or 5.6%. Changes in portfolio loans were as follows: *

  Compared to March 31, 2021, the $54.0 million increase (12.4% annualized growth rate) in portfolio loans was primarily driven by growth in our commercial lending portfolio totaling $1.25 billion at June 30, 2021, a $20.9 million increase (6.8% annualized growth rate) from $1.23 billion at March 31, 2021:
    Commercial real estate (“CRE”) loans were up $23.7 million, or 3.2%, while commercial and industrial (“C&I”) loans and construction and land loans were down slightly. New loan originations of $88.2 million during the second quarter of 2021 were partially offset by $67.3 million in loan maturities, payoffs, partial paydowns, and lower line utilization.
    Consumer loans were up $10.7 million, or 14.3%, reflecting continued growth in some niche lending activities.
    Residential real estate loans were up $22.4 million, or 5.1%. Secondary market loan purchases were $58.6 million during the second quarter of 2021, partially offset by $36.2 million of prepayments.
  Compared to June 30, 2020, the $94.9 million increase in portfolio loans was a result of the following:
    The commercial lending portfolio increased by $69.5 million, or 5.9%, with CRE loans up $74.9 million, or 10.7%, C&I loans up $4.8 million, or 1.3%, despite lower line utilization, and construction and land loans down $10.1 million, or 7.9%, due partially to transfers to CRE upon completion of construction.
    Consumer loans were up $38.7 million, or 83.0%, reflecting strong growth in some niche lending activities such as marine lending.
    Residential real estate loans were down $13.3 million, or 2.8%.

Average total loans were $1.94 billion for the second quarter of 2021, an increase of $44.8 million, or 2.4%, over average loans for the first quarter of 2021, and an increase of $56.5 million, or 3.0%, over average loans for the second quarter of 2020. Average portfolio loans were $1.76 billion for the second quarter of 2021, an increase of $54.0 million, or 3.2%, from average loans for the first quarter of 2021. Compared to the second quarter of 2020, average portfolio loans increased by $21.6 million, or 1.2%.

Deposits

Total deposits were $2.03 billion at June 30, 2021, a decrease of $19.4 million, or 0.9%, from the March 31, 2021 balance of $2.04 billion. Compared to June 30, 2020, total deposits grew by $194.9 million, or 10.6%. Changes in deposits were as follows:

  Customer deposits, which exclude brokered and other non-customer deposits, were $1.79 billion at June 30, 2021, compared to $1.78 billion at March 31, 2021, an increase of $17.5 million, or 1.0%.
    Low-cost, non-maturity deposits increased by $27.3 million, or 1.7%, during the second quarter of 2021. $17.9 million of the growth was in transaction accounts, with noninterest-bearing transaction accounts up $51.7 million, or 7.1%.
    The increase in non-maturity deposits was partially offset by the continued managed decline in customer CD balances, down $9.8 million, or 5.0%. The Company continues to manage for lower retention rates on maturing CDs that have substantially higher rates than current market rates. Management’s strategy is to not offer above-market renewal rates on non-transactional, non-relationship deposits.
  Compared to June 30, 2020, customer deposits increased by $124.9 million, or 7.5%.
    The increase in customer deposits was primarily the result of strong growth in low-cost, non-maturity deposits, which increased by $219.0 million, or 15.8%. $129.1 million of the growth was in transaction accounts, with noninterest-bearing transaction accounts up $106.8 million, or 15.9%.
    Customer CD balances declined by $94.2 million, or 33.5%.
  Brokered and other non-customer deposits were $231.8 million at June 30, 2021, compared to $268.7 million at March 31, 2021 and $161.8 million at June 30, 2020. Non-customer deposits continue to be the Company’s lowest-cost incremental funding source.

Average customer deposits for the second quarter of 2021 were $1.80 billion, an increase of $82.1 million, or 4.8%, from the first quarter 2021 average balance. Customer non-maturity deposit balances increased by $102.1 million, or 6.8%, with transaction accounts up $84.0 million; $74.8 million of the transaction account growth was in noninterest-bearing deposits. Compared to the second quarter of 2020, average customer deposits were up by $189.5 million, or 11.7%. Customer non-maturity deposit balances increased by $284.8 million, or 21.5%, with transaction accounts up $182.2 million; $141.7 million of the transaction account growth was in noninterest-bearing deposits.

* Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures” in this press release and to the financial tables entitled “GAAP to Non-GAAP reconciliation” for a reconciliation to the most directly comparable GAAP financial measures.

Pending Merger

On July 13, 2021, the boards of directors of F.N.B. Corporation (NYSE: FNB), the holding company for First National Bank of Pennsylvania, and the Company announced the execution of a definitive merger agreement for F.N.B. Corporation to acquire Howard Bancorp, including its wholly-owned banking subsidiary, Howard Bank, in an all-stock transaction. The completion of the merger remains subject to receipt of regulatory approvals, approval of the Company’s stockholders and satisfaction of other customary closing conditions.

Due to the pending merger, the Company will not be holding an earnings call to review its second quarter 2021 financial results.

About the Company

Howard Bancorp, Inc. is the parent company of Howard Bank, a Maryland-chartered trust company operating as a commercial bank. Headquartered in Baltimore City, Maryland, Howard Bank operates a general commercial banking business through its 13 branches located throughout the Greater Baltimore Metropolitan Area. Additional information about Howard Bancorp, Inc. and Howard Bank are available on its website at www.HowardBank.com.

Cautionary Note Regarding Forward-Looking Statements

This press release and statements by the Company’s management contains “forward-looking statements” as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Forward looking statements can be identified by words such as “anticipated,” “expects,” “intends,” “believes,” “may,” “likely,” “will,” “look forward” or other statements that indicate future periods. Such statements include, without limitation, statements regarding management’s predictions or expectations about future economic conditions, statements about the Company’s business or financial performance, as well as management’s outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. Such forward-looking statements are based on various assumptions (some of which may be beyond the Company’s control) and are subject to risks and uncertainties which change over time and other factors which could cause actual results to differ materially from those currently anticipated. These risks and uncertainties include, but are not limited to: the impact of the global COVID-19 pandemic on our business, including the impact of the actions taken by governmental authorities to try and contain the virus or address the impact of the virus on the United States economy (including, without limitation, the CARES Act and the Consolidated Appropriations Act, 2021), and the resulting effect of these items on our operations, liquidity and capital position, and on the financial condition of the Company’s borrowers and other customers; risks related to the Company’s proposed merger with F.N.B. Corporation, conditions in the financial markets and economic conditions generally and in the bank and non-bank financial services industries, nationally and within our local market areas, including the effects of declines in housing markets, an increase in unemployment levels and slowdowns in economic growth; the Company’s level of nonperforming assets and the costs associated with resolving problem loans including litigation and other costs; the potential inability to replace income lost from exiting our mortgage banking activities with new revenues; the impact of changes in interest rates; credit quality and strength of underlying collateral; the credit risk associated with the substantial amount of commercial real estate, construction and land development, and commercial and industrial loans in the Company’s loan portfolio; the extensive federal and state regulation, supervision and examination governing almost every aspect of the Company’s operations and potential expenses associated with complying with such regulations; possible additional loan losses and impairment of the collectability of loans; the Company’s ability to comply with applicable capital and liquidity requirements; any further impairment of the Company’s goodwill or other intangible assets; losses resulting from pending or potential litigation claims may exceed amounts accrued with respect to such matters; system failure or cybersecurity breaches of the Company’s network security; the Company’s ability to recruit and retain key employees; the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes as well as effects from geopolitical instability and man-made disasters including terrorist attacks; the effects of any reputation, credit, interest rate, market, operational, legal, liquidity, regulatory and compliance risk resulting from developments related to any of the risks discussed above; and other risks and uncertainties. Additional risks and uncertainties are contained in the “Risk Factors” and forward-looking statements disclosure in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The inclusion of this forward-looking information should not be construed as a representation by us or any person that future events, plans, or expectations contemplated by us will be achieved. Forward-looking statements are as of the date they are made, and the Company does not undertake to update any forward-looking statement, whether written or oral, whether as a result of new information, future events, or otherwise, except as required by law.

Additional information is available at www.HowardBank.com.

HOWARD BANCORP, INC. AND SUBSIDIARY
Selected Unaudited Financial Data
(in thousands except per share data)
	FOR THE SIX MONTHS ENDED		FOR THE THREE MONTHS ENDED
	June 30,	June 30,	June 30,	March 31,	June 30,
	2021	2020	2021	2021	2020
Income Statement Data:
Interest income	$42,617	$43,700	$21,382	$21,235	$21,474
Interest expense	2,847	8,055	1,300	1,547	3,354
Net interest income	39,770	35,645	20,082	19,688	18,120
Provision for credit losses	1,000	6,445	-	1,000	3,000
Net interest income after provision for credit losses	38,770	29,200	20,082	18,688	15,120
Noninterest income	4,422	8,125	2,353	2,069	4,759
Noninterest expense	24,639	62,187	12,297	12,342	47,628
Income (loss) before income taxes	18,553	(24,862)	10,138	8,415	(27,749)
Income tax expense (benefit)	4,895	1,204	2,682	2,213	1,660
Net income (loss)	$13,658	$(26,066)	$7,456	$6,202	$(29,409)

Per Share Data and Shares Outstanding:
Net income (loss) per common share - basic	$0.73	$(1.39)	$0.40	$0.33	$(1.57)
Net income (loss) per common share - diluted	$0.72	$(1.39)	$0.40	$0.33	$(1.57)
Book value per common share, at period end	$16.14	$15.14	$16.14	$15.58	$15.14
Tangible book value per common share, at period end (1)	$14.28	$13.17	$14.28	$13.70	$13.17
Average common shares outstanding	18,777	18,791	18,787	18,768	18,716
Diluted average common shares outstanding	18,847	18,791	18,871	18,797	18,716
Shares outstanding, at period end	18,795	18,716	18,795	18,782	18,716

Balance Sheet Data:
Total assets	$2,599,541	$2,463,450	$2,599,541	$2,625,550	$2,463,450

Portfolio loans, net of unearned income (1)	1,799,847	1,704,911	1,799,847	1,745,862	1,704,911
Paycheck Protection Program loans, net of unearned income	142,660	193,719	142,660	201,588	193,719
Total loans and leases, net of unearned income	1,942,507	1,898,630	1,942,507	1,947,450	1,898,630

Allowance for loan losses	18,288	16,356	18,288	18,368	16,356
Other interest-earning assets	442,583	343,149	442,583	461,818	343,149
Total deposits	2,025,557	1,830,674	2,025,557	2,044,926	1,830,674
Total borrowings	247,126	312,173	247,126	263,838	312,173
Common and total stockholders' equity	303,263	283,281	303,263	292,675	283,281

Average total assets	2,563,631	2,449,822	2,587,151	2,539,849	2,529,797
Average common and total stockholders' equity	298,765	316,980	300,234	297,280	319,152

Selected Performance Metrics:
Return on average assets (2)	1.07%	(2.14)%	1.16%	0.99%	(4.68)%
Return on average common equity (2)	9.22%	(16.54)%	9.96%	8.46%	(37.06)%
Pre-provision net revenue ("PPNR") (1)	$19,553	$(18,417)	$10,138	$9,415	$(24,749)
PPNR to average assets (1)	1.54%	1.22%	1.57%	1.50%	1.26%
Net interest margin (2),(3)	3.41%	3.28%	3.39%	3.43%	3.22%
Efficiency ratio (4)	55.75%	142.08%	54.81%	56.73%	208.17%
Core efficiency ratio (1)	55.75%	61.90%	54.81%	56.73%	60.01%

Asset Quality Ratios:
Nonperforming loans to portfolio loans (1)	0.90%	1.08%	0.90%	0.90%	1.08%
Nonperforming assets to portfolio loans and OREO (1)	0.94%	1.21%	0.94%	0.94%	1.21%
Nonperforming assets to total assets	0.65%	0.84%	0.65%	0.62%	0.84%
Allowance for loan losses to total loans	0.94%	0.86%	0.94%	0.94%	0.86%
Allowance for loan losses to portfolio loans (1)	1.02%	0.96%	1.02%	1.05%	0.96%
Allowance for loan losses to nonperforming loans	112.76%	88.56%	112.76%	116.82%	88.56%
Net chargeoffs to average total loans and leases (2)	0.20%	0.05%	0.02%	0.43%	0.01%

Capital Ratios (Bancorp):
Tier 1 capital to average assets (leverage ratio)	9.74%	8.73%	9.74%	9.53%	8.73%
Common equity tier 1 capital to risk-weighted assets	12.26%	11.66%	12.26%	12.06%	11.66%
Tier 1 capital to risk-weighted assets	12.26%	11.66%	12.26%	12.06%	11.66%
Total capital to risk-weighted assets	14.62%	14.09%	14.62%	14.47%	14.09%
Average equity to average assets	11.65%	12.94%	11.60%	11.70%	12.62%

(1) This is a non-GAAP measure. See the GAAP to Non-GAAP Reconciliation at the end of the financial statements.
(2) Annualized
(3) Net interest income divided by average earning assets
(4) Noninterest expense divided by the sum of net interest income and noninterest income

HOWARD BANCORP, INC. AND SUBSIDIARY
Unaudited Consolidated Statements of Income (Loss)
(in thousands except per share data)
	FOR THE SIX MONTHS ENDED		FOR THE THREE MONTHS ENDED
	June 30,	June 30,	June 30,	March 31,	June 30,
	2021	2020	2021	2021	2020
Interest income	$42,617	$43,700	$21,382	$21,235	$21,474
Interest expense	2,847	8,055	1,300	1,547	3,354
Net interest income	39,770	35,645	20,082	19,688	18,120
Provision for credit losses	1,000	6,445	-	1,000	3,000
Net interest income after provision for credit losses	38,770	29,200	20,082	18,688	15,120
Noninterest income:
Service charges on deposit accounts	1,193	1,075	654	539	433
Realized and unrealized gains from mortgage banking	-	1,036	-	-	-
Gain (loss) on sale of securities	-	3,044	-	-	3,044
Gain (loss) on the disposal of premises & equipment	-	6	-	-	6
Income from bank owned life insurance	845	886	421	424	441
Loan related fees and service charges	568	755	271	297	175
Other income	1,816	1,323	1,007	809	660
Total noninterest income	4,422	8,125	2,353	2,069	4,759
Noninterest expense:
Compensation and benefits	14,065	14,700	7,143	6,922	6,259
Occupancy and equipment	2,643	2,275	1,318	1,325	1,242
Marketing and business development	638	903	341	297	453
Professional fees	1,543	1,360	809	734	634
Data processing fees	1,866	1,776	982	884	849
FDIC assessment	466	499	171	295	236
Other real estate owned	40	346	-	40	268
Loan production expense	335	660	181	154	192
Amortization of core deposit intangible	1,209	1,379	594	615	680
Goodwill impairment charge	-	34,500	-	-	34,500
Other operating expense	1,834	3,789	758	1,076	2,315
Total noninterest expense	24,639	62,187	12,297	12,342	47,628
Income (loss) before income taxes	18,553	(24,862)	10,138	8,415	(27,749)
Income tax expense (benefit)	4,895	1,204	2,682	2,213	1,660
Net income (loss)	$13,658	$(26,066)	$7,456	$6,202	$(29,409)

Net income (loss) per common share:
Basic	$0.73	$(1.39)	$0.40	$0.33	$(1.57)
Diluted	$0.72	$(1.39)	$0.40	$0.33	$(1.57)

Average common shares outstanding:
Basic	18,777	18,791	18,787	18,768	18,716
Diluted	18,847	18,791	18,871	18,797	18,716

Selected Performance Metrics:
Return on average assets	1.07%	-2.14%	1.16%	0.99%	-4.68%
Return on average common equity	9.22%	-16.54%	9.96%	8.46%	-37.06%
Core Pre-provision net revenue ("PPNR") (1)	$19,553	$14,921	$10,138	$9,415	$7,931
Core PPNR to average assets (1)	1.54%	1.22%	1.57%	1.50%	1.26%
Net interest margin	3.41%	3.28%	3.39%	3.43%	3.22%
Efficiency ratio	55.75%	142.08%	54.81%	56.73%	208.17%
Core efficiency ratio (1)	55.75%	61.90%	54.81%	56.73%	60.01%

(1) This is a non-GAAP measure. See the GAAP to Non-GAAP Reconciliation at the end of the financial statements.

HOWARD BANCORP, INC. AND SUBSIDIARY
Unaudited Consolidated Balance Sheets
(in thousands except per share data)
	PERIOD ENDED
	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2021	2020	2020	2020
ASSETS
Cash and due from banks	$12,681	$10,750	$9,415	$11,043	$12,652
Interest bearing deposits with banks	59,754	68,822	65,204	59,539	46,418
Total cash and cash equivalents	72,435	79,572	74,619	70,582	59,070
Securities available for sale, at fair value	367,873	377,040	375,397	377,471	276,889
Securities held to maturity, at amortized cost	6,000	6,250	7,250	7,250	7,250
Federal Home Loan Bank of Atlanta stock, at cost	8,956	9,706	10,637	10,637	12,592
Portfolio loans, net of unearned income (1)	1,799,847	1,745,862	1,698,322	1,688,030	1,704,911
Paycheck Protection Program loans, net of unearned inc	142,660	201,588	167,639	196,375	193,719
Total loans and leases, net of unearned income	1,942,507	1,947,450	1,865,961	1,884,405	1,898,630
Allowance for loan losses	(18,288)	(18,368)	(19,162)	(17,657)	(16,356)
Net loans and leases	1,924,219	1,929,082	1,846,799	1,866,748	1,882,274
Bank premises and equipment, net	40,290	40,700	41,142	42,147	42,434
Goodwill	31,449	31,449	31,449	31,449	31,449
Core deposit intangible	4,586	5,180	5,795	6,431	7,090
Bank owned life insurance	78,443	78,021	77,597	77,157	76,716
Other real estate owned	629	629	743	1,155	2,137
Deferred tax assets, net	28,324	32,175	31,254	34,687	35,034
Interest receivable and other assets	36,337	35,746	35,309	33,470	30,515
Total assets	$2,599,541	$2,625,550	$2,537,991	$2,559,184	$2,463,450

LIABILITIES
Noninterest-bearing deposits	$778,388	$726,643	$676,801	$657,028	$671,598
Interest-bearing deposits	1,247,169	1,318,283	1,298,613	1,315,710	1,159,076
Total deposits	2,025,557	2,044,926	1,975,414	1,972,738	1,830,674
FHLB advances	205,000	225,000	200,000	200,000	246,000
Fed funds and repos	13,436	10,353	13,634	41,473	37,834
Subordinated debt	28,690	28,485	28,437	28,388	28,339
Total borrowings	247,126	263,838	242,071	269,861	312,173
Accrued expenses and other liabilities	23,595	24,111	25,874	27,085	37,322
Total liabilities	2,296,278	2,332,875	2,243,359	2,269,684	2,180,169

STOCKHOLDERS' EQUITY
Common stock - $0.01 par value	188	188	187	187	187
Additional paid in capital	271,086	270,934	270,591	270,445	270,057
Retained earnings	31,825	24,369	18,167	13,696	9,090
Accumulated other comprehensive income	164	(2,816)	5,687	5,172	3,947
Total stockholders' equity	303,263	292,675	294,632	289,500	283,281
Total liabilities and stockholders' equity	$2,599,541	$2,625,550	$2,537,991	$2,559,184	$2,463,450

Capital Ratios (Bancorp)
Tier 1 capital to average assets (leverage ratio)	9.74%	9.53%	9.26%	9.07%	8.73%
Common equity tier 1 capital to risk-weighted assets	12.26%	12.06%	11.83%	11.65%	11.66%
Tier 1 capital to risk-weighted assets	12.26%	12.06%	11.83%	11.65%	11.66%
Total capital to risk-weighted assets	14.62%	14.47%	14.32%	14.11%	14.09%

Asset Quality Measures
Nonperforming loans	$16,219	$15,723	$19,430	$16,984	$18,469
Other real estate owned (OREO)	629	629	743	1,155	2,137
Total nonperforming assets	$16,848	$16,352	$20,173	$18,139	$20,606

Nonperforming loans to portfolio loans (1)	0.90%	0.90%	1.14%	1.01%	1.08%
Nonperforming assets to portfolio loans and OREO (1)	0.94%	0.94%	1.19%	1.07%	1.21%
Nonperforming assets to total assets	0.65%	0.62%	0.79%	0.71%	0.84%
Allowance for loan losses to total loans	0.94%	0.94%	1.03%	0.94%	0.86%
Allowance for loan losses to portfolio loans (1)	1.02%	1.05%	1.13%	1.05%	0.96%
Allowance for loan losses to nonperforming loans	112.76%	116.82%	98.62%	103.96%	88.56%
Net chargeoffs to average portfolio loans and leases (1), (2)	0.02%	0.43%	0.05%	0.02%	0.01%
Provision for credit losses to average portfolio loans (1), (2)	0.00%	0.24%	0.40%	0.40%	0.69%

(1) This is a non-GAAP measure. See the GAAP to Non-GAAP Reconciliation at the end of the financial statements.
(2) Annualized

HOWARD BANCORP, INC. AND SUBSIDIARY
Average Balances, Yields, and Rates
(in thousands)
	Three Months Ended June 30, 2021			Three Months Ended March 31, 2021			Three Months Ended June 30, 2020
	Average Balance	Income / Expense	Yield / Rate	Average Balance	Income / Expense	Yield / Rate	Average Balance	Income / Expense	Yield / Rate
Earning assets
Loans and leases:
Commercial loans and leases	$358,980	$3,271	3.65%	$344,841	$3,085	3.63%	$375,835	$3,730	3.99%
Commercial real estate	755,815	8,528	4.53	736,282	8,556	4.71	694,613	8,143	4.71
Construction and land	118,704	1,116	3.77	117,251	1,109	3.84	132,899	1,287	3.89
Residential real estate	446,784	4,249	3.81	443,225	4,072	3.73	490,110	4,948	4.06
Consumer	80,418	748	3.73	65,136	658	4.09	45,619	536	4.73
Total portfolio loans	1,760,701	17,912	4.08	1,706,735	17,479	4.15	1,739,076	18,644	4.31
Paycheck Protection Program loans	177,546	1,776	4.01	186,728	2,203	4.79	142,715	896	2.53
Total loans and leases	1,938,247	19,688	4.07	1,893,463	19,682	4.22	1,881,791	19,540	4.18
Securities available for sale:
U.S Gov agencies	45,256	274	2.43	48,253	288	2.42	80,217	532	2.67
Mortgage-backed	320,960	1,088	1.36	319,063	929	1.18	189,419	945	2.01
Corporate debentures	9,294	139	6.00	9,152	140	6.20	5,507	92	6.72
Total available for sale securities	375,510	1,501	1.60	376,467	1,357	1.46	275,143	1,569	2.29
Securities held to maturity	6,206	88	5.69	6,283	89	5.72	7,745	112	5.82
FHLB Atlanta stock, at cost	9,008	99	4.39	10,687	101	3.85	13,015	220	6.80
Interest bearing deposits in banks	45,741	6	0.06	38,297	6	0.06	86,181	20	0.09
Loans held for sale	-	-	-	-	-	-	1,365	13	3.83
Total earning assets	2,374,712	21,382	3.61%	2,325,198	21,235	3.70%	2,265,240	21,474	3.81%
Cash and due from banks	10,781			10,586			16,056
Bank premises and equipment, net	40,593			40,993			42,431
Goodwill	31,449			31,449			65,570
Core deposit intangible	4,956			5,563			7,522
Other assets	143,052			145,158			146,395
Less: allowance for loan losses	(18,392)			(19,098)			(13,417)
Total assets	$2,587,151			$2,539,849			$2,529,797

Interest-bearing liabilities
Deposits:
Interest-bearing demand accounts	$227,272	$19	0.03%	$218,053	$22	0.04%	$186,781	$57	0.12%
Money market	428,169	66	0.06	442,930	83	0.08	365,658	342	0.38
Savings	180,992	15	0.03	171,508	12	0.03	140,904	25	0.07
Time deposits	409,404	310	0.30	438,545	543	0.50	557,401	1,959	1.41
Total interest-bearing deposits	1,245,837	410	0.13	1,271,036	660	0.21	1,250,744	2,383	0.77
Borrowings:
FHLB advances	206,231	443	0.86	207,696	441	0.86	255,945	506	0.80
Fed funds and repos	10,751	1	0.04	12,983	1	0.03	16,747	13	0.31
Subordinated debt	28,608	446	6.25	28,455	446	6.35	28,307	452	6.42
Total borrowings	245,590	890	1.45	249,133	888	1.44	300,999	971	1.30
Total interest-bearing funds	1,491,427	1,300	0.35%	1,520,169	1,547	0.41%	1,551,743	3,354	0.87%
Noninterest-bearing deposits	773,825			699,021			632,080
Other liabilities	21,665			23,379			26,822
Total liabilities	2,286,917			2,242,569			2,210,645
Stockholders' equity	300,234			297,280			319,152
Total liabilities & equity	$2,587,151			$2,539,849			$2,529,797
Net interest rate spread (1)		$20,082	3.26%		$19,688	3.29%		$18,120	2.94%
Effect of noninterest-bearing funds			0.13			0.14			0.27
Net interest margin on earning assets (2)			3.39%			3.43%			3.22%

(1) The difference between the annualized yield on average total earning assets and the annualized cost of average total interest-bearing liabilities
(2) Annualized net interest income divided by average total earning assets

HOWARD BANCORP, INC. AND SUBSIDIARY
Average Balances, Yields, and Rates
(in thousands)
	Six Months Ended June 30, 2021			Six Months Ended June 30, 2020
	Average Balance	Income / Expense	Yield / Rate	Average Balance	Income / Expense	Yield / Rate
Earning assets
Loans and leases:
Commercial loans and leases	$351,950	$6,356	3.64%	$376,517	$8,034	4.29%
Commercial real estate	746,102	17,084	4.62	692,772	16,589	4.82
Construction and land	117,982	2,225	3.80	132,194	2,750	4.18
Residential real estate	445,014	8,321	3.77	499,572	10,193	4.10
Consumer	72,819	1,405	3.89	45,641	1,056	4.65
Total portfolio loans	1,733,867	35,391	4.12	1,746,696	38,622	4.45
Paycheck Protection Program loans	182,112	3,979	4.41	71,357	896	2.53
Total loans and leases	1,915,979	39,370	4.14	1,818,053	39,518	4.37
Securities available for sale:
U.S Gov agencies	46,746	562	2.42	75,523	1,024	2.73
Mortgage-backed	320,017	2,017	1.27	170,409	1,923	2.27
Corporate debentures	9,224	279	6.11	5,515	184	6.71
Total available for sale securities	375,986	2,858	1.53	251,447	3,131	2.50
Securities held to maturity	6,244	177	5.71	7,747	225	5.84
FHLB Atlanta stock, at cost	9,843	200	4.09	14,361	393	5.50
Interest bearning deposits in banks	42,039	12	0.06	85,521	254	0.60
Loans held for sale	-	-	-	9,894	179	3.64
Total earning assets	2,350,092	42,617	3.66%	2,187,023	43,700	4.02%
Cash and due from banks	10,684			14,833
Bank premises and equipment, net	40,792			42,560
Goodwill	31,449			65,760
Core deposit intangible	5,258			7,871
Other assets	144,099			143,843
Less: allowance for loan losses	(18,743)			(12,068)
Total assets	$2,563,631			$2,449,822

Interest-bearing liabilities
Deposits:
Interest-bearing demand accounts	$222,688	$41	0.04%	$185,043	$214	0.23%
Money market	435,509	149	0.07	367,218	1,047	0.57
Savings	176,276	27	0.03	137,240	70	0.10
Time deposits	423,894	853	0.41	540,691	4,262	1.59
Total interest-bearing deposits	1,258,367	1,070	0.17	1,230,192	5,593	0.91
Borrowings:
FHLB advances	206,959	884	0.86	288,407	1,532	1.07
Fed funds and other borrowings	11,860	2	0.03	11,707	17	0.29
Subordinated debt	28,532	891	6.30	28,282	913	6.49
Total borrowings	247,351	1,777	1.45	328,396	2,462	1.51
Total interest-bearing funds	1,505,718	2,847	0.38%	1,558,588	8,055	1.04%
Noninterest-bearing deposits	736,630			548,390
Other liabilities	22,518			25,864
Total liabilities	2,264,866			2,132,842
Stockholders' equity	298,765			316,980
Total liabilities & equity	$2,563,631			$2,449,822
Net interest rate spread (1)		$39,770	3.28%		$35,645	2.98%
Effect of noninterest-bearing funds			0.13			0.30
Net interest margin on earning assets (2)			3.41%			3.28%

(1) The difference between the annualized yield on average total earning assets and the annualized cost of average total interest-bearing liabilities
(2) Annualized net interest income divided by average total earning assets

Reconciliation of Non-GAAP Financial Measures

This press release contains references to financial measures that are not defined in generally accepted accounting principles (“GAAP”). Such non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures that we discuss in this press release may differ from that of other companies reporting measures with similar names. You should understand how such other banking organizations calculate their financial measures with names similar to the non-GAAP financial measures we have discussed in this press release when comparing such non-GAAP financial measures.

The Company considers the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. The Company believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results. We believe these measures provide investors with information regarding balance sheet profitability, and we believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

The Company has excluded the after tax impact of its former mortgage banking activities, the goodwill impairment charge, and certain other items, as well as the income tax benefit of the change in net operating loss carryback rules as a result of the CARES Act. The reconciliation is presented on the following pages.

HOWARD BANCORP, INC. AND SUBSIDIARY
GAAP TO NON-GAAP RECONCILIATION - CORE NET INCOME AND EPS
(in thousands except per share data)
	FOR THE SIX MONTHS ENDED		FOR THE THREE MONTHS ENDED
	June 30,	June 30,	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2020	2021	2021	2020	2020	2020

Net income (loss) (GAAP)	$13,658	$(26,066)	$7,456	$6,202	$4,471	$4,604	$(29,409)
Adjustments:
Mortgage banking activities:
Net interest income	-	(143)	-	-	-	-	-
Noninterest income	-	(1,425)	-	-	-	-	-
Noninterest expenses	-	1,438	-	-	-	-	-
Total pretax - mortgage banking activities	-	(130)	-	-	-	-	-
Certain other items:
Securities gains	-	(3,044)	-	-	-	-	(3,044)
Prepayment penalty - FHLB advances	-	224	-	-	-	-	224
Branch optimization charge	-	-	-	-	554	-	-
Litigation expense	-	1,000	-	-	980	-	1,000
CFO departure	-	788	-	-	-	-	-
Goodwill impairment charge	-	34,500	-	-	-	-	34,500
Total pretax - certain other items	-	33,468	-	-	1,534	-	32,680
Total core pretax income adjustments	-	33,338	-	-	1,534	-	32,680
Income tax expense (benefit) of adjustments	-	(276)	-	-	414	-	(454)
Total core pretax income adjustments, net of tax	-	33,614	-	-	1,120	-	33,134
Less: One-time benefit of NOL carryback (CARES Act)	-	(1,177)	-	-	(94)	-	-
Total core adjustments to net income	-	32,437	-	-	1,026	-	33,134
Core net income (Non-GAAP)	$13,658	$6,371	$7,456	$6,202	$5,497	$4,604	$3,725

Diluted average common shares	18,847	18,791	18,871	18,797	18,748	18,737	18,716

Diluted EPS (GAAP)	$0.72	$(1.39)	$0.40	$0.33	$0.24	$0.25	$(1.57)
Total core adjustments to net income	$-	1.73	-	-	0.05	-	1.77
Core diluted EPS (Non-GAAP)	$0.72	$0.34	$0.40	$0.33	$0.29	$0.25	$0.20

GAAP TO NON-GAAP RECONCILIATION - PRE-PROVISION NET REVENUE ("PPNR")
(in thousands)
	FOR THE SIX MONTHS ENDED		FOR THE THREE MONTHS ENDED
	June 30,	June 30,	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2020	2021	2021	2020	2020	2020

Net income (loss) (GAAP)	$13,658	$(26,066)	$7,456	$6,202	$4,471	$4,604	$(29,409)
Plus: provision for credit losses	1,000	6,445	-	1,000	1,700	1,700	3,000
Plus: income tax expense	4,895	1,204	2,682	2,213	1,093	1,348	1,660
Pre-provision net revenue (Non-GAAP)	$19,553	$(18,417)	$10,138	$9,415	$7,264	$7,652	$(24,749)

Adjustments to net revenue:
Mortgage banking activities	-	(130)	-	-	-	-	-
Securities gains	-	(3,044)	-	-	-	-	(3,044)
Prepayment penalty - FHLB advances	-	224	-	-	-	-	224
Branch optimization charge	-	-	-	-	554	-	-
Litigation accrual	-	1,000	-	-	980	-	1,000
CFO departure	-	788	-	-	-	-	-
Goodwill impairment charge	-	34,500	-	-	-	-	34,500
Total core pretax net revenue adjustments	-	33,338	-	-	1,534	-	32,680
Core pre-provision net revenue (PPNR)	$19,553	$14,921	$10,138	$9,415	$8,798	$7,652	$7,931

GAAP TO NON-GAAP RECONCILIATION - PPNR / AVERAGE TANGIBLE COMMON EQUITY
(in thousands)
	FOR THE SIX MONTHS ENDED		FOR THE THREE MONTHS ENDED
	June 30,	June 30,	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2020	2021	2021	2020	2020	2020

Core PPNR (Non-GAAP)	$19,553	$14,921	$10,138	$9,415	$8,798	$7,652	$7,931

Average common equity (GAAP)	$298,765	$316,980	$300,234	$297,280	$294,285	$288,727	$319,152
Less average goodwill	(31,449)	(65,760)	(31,449)	(31,449)	(31,449)	(31,449)	(65,570)
Less average core deposit intangible, net	(4,018)	(5,921)	(3,795)	(4,246)	(4,716)	(5,076)	(5,671)
Average tangible common equity (Non-GAAP)	$263,297	$245,299	$264,991	$261,584	$258,120	$252,202	$247,911

Core PPNR / average tangible common equity (Non-GAAP)	14.98%	12.23%	15.35%	14.60%	13.56%	12.07%	12.87%

Annualized ratio based on days in quarter divided by days in year

HOWARD BANCORP, INC. AND SUBSIDIARY
GAAP TO NON-GAAP RECONCILIATION - PPNR / AVERAGE TOTAL ASSETS
(in thousands)
	FOR THE SIX MONTHS ENDED		FOR THE THREE MONTHS ENDED
	June 30,	June 30,	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2020	2021	2021	2020	2020	2020

Core PPNR (Non-GAAP)	$19,553	$14,921	$10,138	$9,415	$8,798	$7,652	$7,931

Average total assets (GAAP)	2,563,631	2,449,822	2,587,151	2,539,849	2,527,869	2,524,773	2,529,797

Core PPNR / average total assets (Non-GAAP)	1.54%	1.22%	1.57%	1.50%	1.38%	1.21%	1.26%

Annualized ratio based on days in quarter divided by days in year

GAAP TO NON-GAAP RECONCILIATION - EFFICIENCY RATIO
(in thousands)
	FOR THE SIX MONTHS ENDED		FOR THE THREE MONTHS ENDED
	June 30,	June 30,	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2020	2021	2021	2020	2020	2020

Net interest income (GAAP)	$39,770	$35,645	$20,082	$19,688	$19,686	$18,272	$18,120
Adjustments:
Mortgage banking activities	-	(143)	-	-	-	-	-
Total core net interest income adjustments	-	(143)	-	-	-	-	-
Core net interest income (Non-GAAP)	$39,770	$35,502	$20,082	$19,688	$19,686	$18,272	$18,120

Noninterest income (GAAP)	$4,422	$8,125	$2,353	$2,069	$2,145	$2,089	$4,759
Adjustments:
Mortgage banking activities	-	(1,425)	-	-	-	-	-
Securities gains	-	(3,044)	-	-	-	-	(3,044)
Total core noninterest income adjustments	-	(4,469)	-	-	-	-	(3,044)
Core noninterest income (Non-GAAP)	$4,422	$3,656	$2,353	$2,069	$2,145	$2,089	$1,715

Total net interest income and noninterest income (GAAP)	$44,192	$43,770	$22,435	$21,757	$21,831	$20,361	$22,879
Adjustments:
Total core net interest income adjustments	-	(143)	-	-	-	-	-
Total core noninterest income adjustments	-	(4,469)	-	-	-	-	(3,044)
Total core net interest income and noninterest income adjustments	-	(4,612)	-	-	-	-	(3,044)
Core net interest income + noninterest income (Non-GAAP)	$44,192	$39,158	$22,435	$21,757	$21,831	$20,361	$19,835

Noninterest expense (GAAP)	$24,639	$62,187	$12,297	$12,342	$14,567	$12,709	$47,628
Adjustments:
Mortgage banking activities	-	(1,438)	-	-	-	-	-
Prepayment penalty - FHLB advances	-	(224)	-	-	-	-	(224)
Branch optimization charge	-	-	-	-	(554)	-	-
Litigation accrual	-	(1,000)	-	-	(980)	-	(1,000)
CFO departure	-	(788)	-	-	-	-	-
Goodwill impairment charge	-	(34,500)	-	-	-	-	(34,500)
Total core noninterest expense adjustments	-	(37,950)	-	-	(1,534)	-	(35,724)
Core noninterest expense (Non-GAAP)	$24,639	$24,237	$12,297	$12,342	$13,033	$12,709	$11,904

Efficiency ratio (GAAP)	55.75%	142.08%	54.81%	56.73%	66.73%	62.42%	208.17%

Core efficiency ratio (Non-GAAP)	55.75%	61.90%	54.81%	56.73%	59.70%	62.42%	60.01%

GAAP TO NON-GAAP RECONCILIATION - TANGIBLE BOOK VALUE PER COMMON SHARE
(in thousands except per share data)

	FOR THE SIX MONTHS ENDED		FOR THE THREE MONTHS ENDED
	June 30,	June 30,	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2020	2021	2021	2020	2020	2020

Common and total stockholder's equity (GAAP)	$303,263	$283,281	$303,263	$292,675	$294,632	$289,500	$283,281

Total shares outstanding at period end	18,795	18,716	18,795	18,782	18,745	18,742	18,716

Book value per common share at period end (GAAP)	$16.14	$15.14	$16.14	$15.58	$15.72	$15.45	$15.14

Common and total stockholder's equity (GAAP)	$303,263	$283,281	$303,263	$292,675	$294,632	$289,500	$283,281
Less goodwill	(31,449)	(31,449)	(31,449)	(31,449)	(31,449)	(31,449)	(31,449)
Less deposit intangible, net of deferred tax liability	(3,501)	(5,358)	(3,501)	(3,942)	(4,398)	(4,869)	(5,358)
Tangible common equity (Non-GAAP)	$268,313	$246,474	$268,313	$257,284	$258,785	$253,182	$246,474

Total shares outstanding at period end	18,795	18,716	18,795	18,782	18,745	18,742	18,716

Tangible book value per common share (Non GAAP)	$14.28	$13.17	$14.28	$13.70	$13.81	$13.51	$13.17

HOWARD BANCORP, INC. AND SUBSIDIARY
GAAP TO NON-GAAP RECONCILIATION - TANGIBLE COMMON EQUITY / TANGIBLE ASSETS
(in thousands except per share data)

	FOR THE SIX MONTHS ENDED		FOR THE THREE MONTHS ENDED
	June 30,	June 30,	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2020	2021	2021	2020	2020	2020

Common (and total) stockholder's equity (GAAP)	$303,263	$283,281	$303,263	$292,675	$294,632	$289,500	$283,281
Less goodwill	(31,449)	(31,449)	(31,449)	(31,449)	(31,449)	(31,449)	(31,449)
Less deposit intangible, net of deferred tax liability	(3,501)	(5,358)	(3,501)	(3,942)	(4,398)	(4,869)	(5,358)
Tangible common equity (Non-GAAP)	$268,313	$246,474	$268,313	$257,284	$258,785	$253,182	$246,474

Total assets (GAAP)	$2,599,541	$2,463,450	$2,599,541	$2,625,550	$2,537,991	$2,559,184	$2,463,450
Less goodwill	(31,449)	(31,449)	(31,449)	(31,449)	(31,449)	(31,449)	(31,449)
Less deposit intangible, net of deferred tax liability	(3,501)	(5,358)	(3,501)	(3,942)	(4,398)	(4,869)	(5,358)
Tangible assets (Non-GAAP)	$2,564,591	$2,426,643	$2,564,591	$2,590,159	$2,502,144	$2,522,866	$2,426,643

Tangible common equity / tangible assets (period end)	10.46%	10.16%	10.46%	9.93%	10.34%	10.04%	10.16%

GAAP TO NON-GAAP RECONCILIATION - RETURN ON AVERAGE COMMON EQUITY
(in thousands)
	FOR THE SIX MONTHS ENDED		FOR THE THREE MONTHS ENDED
	June 30,	June 30,	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2020	2021	2021	2020	2020	2020

Net income (loss) (GAAP)	$13,658	$(26,066)	$7,456	$6,202	$4,471	$4,604	$(29,409)

Average common (and total) equity (GAAP)	298,765	316,980	300,234	297,280	294,285	288,727	319,152

Return on average common equity (GAAP)	9.22%	-16.54%	9.96%	8.46%	6.04%	6.34%	-37.06%

Net income (loss) (GAAP)	$13,658	$(26,066)	$7,456	$6,202	$4,471	$4,604	$(29,409)
Total core adjustments to net income (loss)	-	32,437	-	-	1,026	-	33,134
Core net income (Non-GAAP)	$13,658	$6,371	$7,456	$6,202	$5,497	$4,604	$3,725

Average common equity	298,765	316,980	300,234	297,280	294,285	288,727	319,152

Core return on average common equity (Non-GAAP)	9.22%	4.04%	9.96%	8.46%	7.43%	6.34%	4.69%

Annualized ratio based on days in quarter divided by days in year

GAAP TO NON-GAAP RECONCILIATION - TANGIBLE RETURN ON AVERAGE TANGIBLE COMMON EQUITY
(in thousands)
	FOR THE SIX MONTHS ENDED		FOR THE THREE MONTHS ENDED
	June 30,	June 30,	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2020	2021	2021	2020	2020	2020

Net income (loss) (GAAP)	$13,658	$(26,066)	$7,456	$6,202	$4,471	$4,604	$(29,409)

Goodwill impairment charge	-	34,500	-	-	-	-	34,500

CDI amortization	1,209	1,379	594	615	636	659	680
Income tax expense on pretax total	(326)	(372)	(160)	(166)	(172)	(178)	(184)
CDI amortization, net of tax	883	1,007	434	449	464	481	496
Total adjustments to net income	883	35,507	434	449	464	481	34,996
Tangible net income (Non-GAAP)	$14,541	$9,441	$7,890	$6,651	$4,936	$5,085	$5,587

Average common equity (GAAP)	$298,765	$316,980	$300,234	$297,280	$294,285	$288,727	$319,152
Less average goodwill	(31,449)	(65,760)	(31,449)	(31,449)	(31,449)	(31,449)	(65,570)
Less average core deposit intangible, net	(4,018)	(5,921)	(3,795)	(4,246)	(4,716)	(5,076)	(5,671)
Average tangible common equity (Non-GAAP)	$263,297	$245,299	$264,991	$261,584	$258,120	$252,202	$247,911

Tangible return on average tangible common equity (Non-GAAP)	11.14%	7.74%	11.94%	10.31%	7.61%	8.02%	9.06%

Tangible net income (Non-GAAP)	$14,541	$9,441	$7,890	$6,651	$4,936	$5,085	$5,587
Total core adjustments to net income (loss) (ex goodwill impairment)	-	(2,063)	-	-	1,026	-	(1,366)
Core tangible net income (Non-GAAP)	$14,541	$7,378	$7,890	$6,651	$5,961	$5,085	$4,222

Average tangible common equity (Non-GAAP)	$263,297	$245,299	$264,991	$261,584	$258,120	$252,202	$247,911

Core tangible return on average tangible common equity (Non-GAAP)	11.14%	6.05%	11.94%	10.31%	9.19%	8.02%	6.85%

Annualized ratio based on days in quarter divided by days in year

HOWARD BANCORP, INC. AND SUBSIDIARY
GAAP TO NON-GAAP RECONCILIATION - RETURN ON AVERAGE ASSETS
(in thousands)
	FOR THE SIX MONTHS ENDED		FOR THE THREE MONTHS ENDED
	June 30,	June 30,	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2020	2021	2021	2020	2020	2020

Net income (loss) (GAAP)	$13,658	$(26,066)	$7,456	$6,202	$4,471	$4,604	$(29,409)

Average total assets (GAAP)	2,563,631	2,449,822	2,587,151	2,539,849	2,527,869	2,524,773	2,529,797

Return on average assets (GAAP)	1.07%	-2.14%	1.16%	0.99%	0.70%	0.73%	-4.68%

Net income (loss) (GAAP)	13,658	(26,066)	7,456	6,202	4,471	4,604	(29,409)
Total core adjustments to net income (loss)	-	32,437	-	-	1,026	-	33,134
Core net income (Non-GAAP)	$13,658	$6,371	$7,456	$6,202	$5,497	$4,604	$3,725

Average total assets (GAAP)	2,563,631	2,449,822	2,587,151	2,539,849	2,527,869	2,524,773	2,529,797

Core return on average assets (Non-GAAP)	1.07%	0.52%	1.16%	0.99%	0.87%	0.73%	0.59%

Annualized ratio based on days in quarter divided by days in year

GAAP TO NON-GAAP RECONCILIATION - TANGIBLE RETURN ON AVERAGE TANGIBLE ASSETS
(in thousands)
	FOR THE SIX MONTHS ENDED		FOR THE THREE MONTHS ENDED
	June 30,	June 30,	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2020	2021	2021	2020	2020	2020

Net income (loss) (GAAP)	$13,658	$(26,066)	$7,456	$6,202	$4,471	$4,604	$(29,409)

Goodwill impairment charge	-	34,500	-	-	-	-	34,500

CDI amortization	1,209	1,379	594	615	636	659	680
Income tax expense on pretax total	(326)	(372)	(160)	(166)	(172)	(178)	(184)
CDI amortization, net of tax	883	1,007	434	449	464	481	496
Total adjustments to net income	883	35,507	434	449	464	481	34,996
Tangible net income (Non-GAAP)	$14,541	$9,441	$7,890	$6,651	$4,936	$5,085	$5,587

Average total assets (GAAP)	2,563,631	2,449,822	2,587,151	2,539,849	2,527,869	2,524,773	2,529,797
Less average goodwill	(31,449)	(65,760)	(31,449)	(31,449)	(31,449)	(31,449)	(65,570)
Less average core deposit intangible, net	(4,018)	(5,921)	(3,795)	(4,246)	(4,716)	(5,076)	(5,671)
Average tangible assets (Non-GAAP)	$2,528,163	$2,378,141	$2,551,908	$2,504,154	$2,491,704	$2,488,248	$2,458,556

Tangible return on average tangible assets (Non-GAAP)	1.16%	0.80%	1.24%	1.08%	0.79%	0.81%	0.91%

Tangible net income (Non-GAAP)	$14,541	$9,441	$7,890	$6,651	$4,936	$5,085	$5,587
Total core adjustments to net income (loss) (ex goodwill impairment)	-	(2,063)	-	-	1,026	-	(1,366)
Core tangible net income (Non-GAAP)	$14,541	$7,378	$7,890	$6,651	$5,961	$5,085	$4,222

Average tangible assets (Non-GAAP)	$2,528,163	$2,378,141	$2,551,908	$2,504,154	$2,491,704	$2,488,248	$2,458,556

Core tangible return on average tangible assets (Non-GAAP)	1.16%	0.62%	1.24%	1.08%	0.95%	0.81%	0.69%

Annualized ratio based on days in quarter divided by days in year

GAAP TO NON-GAAP RECONCILIATION - ALLOWANCE FOR LOAN LOSSES AS A % OF PORTFOLIO LOANS
(in thousands)
	FOR THE SIX MONTHS ENDED		FOR THE THREE MONTHS ENDED
	June 30,	June 30,	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2020	2021	2021	2020	2020	2020

Allowance for loan losses (GAAP)	$18,288	$16,356	$18,288	$18,368	$19,162	$17,657	$16,356

Total loans and leases (GAAP)	1,942,507	1,898,630	1,942,507	1,947,450	1,865,961	1,884,405	1,898,630

Allowance as a % of total loans and leases (GAAP)	0.94%	0.86%	0.94%	0.94%	1.03%	0.94%	0.86%

Allowance for loan losses (GAAP)	$18,288	$16,356	$18,288	$18,368	$19,162	$17,657	$16,356

Total loans and leases (GAAP)	1,942,507	1,898,630	1,942,507	1,947,450	1,865,961	1,884,405	1,898,630
Less PPP loans outstanding	(142,660)	(193,719)	(142,660)	(201,588)	(167,639)	(196,375)	(193,719)
Portfolio loans (Non-GAAP)	1,799,847	1,704,911	1,799,847	1,745,862	1,698,322	1,688,030	1,704,911

Allowance as a % of portfolio loans (Non-GAAP)	1.02%	0.96%	1.02%	1.05%	1.13%	1.05%	0.96%

HOWARD BANCORP, INC. AND SUBSIDIARY
GAAP TO NON-GAAP RECONCILIATION - NONPERFORMING LOANS AS A % OF PORTFOLIO LOANS
(in thousands)
	FOR THE SIX MONTHS ENDED		FOR THE THREE MONTHS ENDED
	June 30,	June 30,	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2020	2021	2021	2020	2020	2020

Nonperforming loans	$16,219	$18,469	$16,219	$15,723	$19,430	$16,984	$18,469

Total loans and leases (GAAP)	1,942,507	1,898,630	1,942,507	1,947,450	1,865,961	1,884,405	1,898,630

Nonperforming loans as a % of total loans and leases (GAAP)	0.83%	0.97%	0.83%	0.81%	1.04%	0.90%	0.97%

Nonperforming loans	$16,219	$18,469	$16,219	$15,723	$19,430	$16,984	$18,469

Total loans and leases (GAAP)	1,942,507	1,898,630	1,942,507	1,947,450	1,865,961	1,884,405	1,898,630
Less PPP loans outstanding	(142,660)	(193,719)	(142,660)	(201,588)	(167,639)	(196,375)	(193,719)
Portfolio loans (Non-GAAP)	1,799,847	1,704,911	1,799,847	1,745,862	1,698,322	1,688,030	1,704,911

Nonperforming loans as a % of portfolio loans (Non-GAAP)	0.90%	1.08%	0.90%	0.90%	1.14%	1.01%	1.08%

GAAP TO NON-GAAP RECONCILIATION - NONPERFORMING ASSETS AS A % OF PORTFOLIO LOANS + OREO
(in thousands)
	FOR THE SIX MONTHS ENDED		FOR THE THREE MONTHS ENDED
	June 30,	June 30,	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2020	2021	2021	2020	2020	2020

Nonperforming assets	$16,848	$20,606	$16,848	$16,352	$20,173	$18,139	$20,606

Total loans and leases (GAAP)	1,942,507	1,898,630	1,942,507	1,947,450	1,865,961	1,884,405	1,898,630
OREO	629	2,137	629	629	743	1,155	2,137
Total loans and leases + OREO	1,943,136	1,900,767	1,943,136	1,948,079	1,866,704	1,885,560	1,900,767

Nonperforming assets as a % of total loans and leases + OREO (GAAP)	0.87%	1.08%	0.87%	0.84%	1.08%	0.96%	1.08%

Nonperforming assets	$16,848	$20,606	$16,848	$16,352	$20,173	$18,139	$20,606

Total loans and leases (GAAP)	1,942,507	1,898,630	1,942,507	1,947,450	1,865,961	1,884,405	1,898,630
OREO	629	2,137	629	629	743	1,155	2,137
Total loans and leases + OREO	1,943,136	1,900,767	1,943,136	1,948,079	1,866,704	1,885,560	1,900,767
Less PPP loans outstanding	(142,660)	(193,719)	(142,660)	(201,588)	(167,639)	(196,375)	(193,719)
Portfolio loans + OREO	$1,800,476	$1,707,048	$1,800,476	$1,746,491	$1,699,065	$1,689,185	$1,707,048

Nonperforming assets as a % of portfolio loans + OREO (Non-GAAP)	0.94%	1.21%	0.94%	0.94%	1.19%	1.07%	1.21%

GAAP TO NON-GAAP RECONCILIATION - ALLOWANCE FOR LOAN LOSSES + FV MARKS AS A % OF
PORTFOLIO LOANS + FV MARKS
(in thousands)
	FOR THE SIX MONTHS ENDED		FOR THE THREE MONTHS ENDED
	June 30,	June 30,	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2020	2021	2021	2020	2020	2020

Allowance for loan losses (GAAP)	$18,288	$16,356	$18,288	$18,368	$19,162	$17,657	$16,356
Add: Fair value marks	4,634	8,105	4,634	5,302	6,454	7,365	8,105

Allowance + fair value marks (Non-GAAP)	$22,922	$24,461	$22,922	$23,670	$25,616	$25,022	$24,461

Total loans and leases (GAAP)	$1,942,507	$1,898,630	$1,942,507	$1,947,450	$1,865,961	$1,884,405	$1,898,630
Add: fair value marks	4,634	8,105	4,634	5,302	6,454	7,365	8,105

Total loans and leases + fair value marks (Non-GAAP)	$1,947,141	$1,906,735	$1,947,141	$1,952,752	$1,872,415	$1,891,770	$1,906,735

Allowance + fair value marks as a % of total loans and leases + fair value marks (Non-GAAP)	1.18%	1.28%	1.18%	1.21%	1.37%	1.32%	1.28%

Allowance for loan losses (GAAP)	$18,288	$16,356	$18,288	$18,368	$19,162	$17,657	$16,356
Add: Fair value marks	4,634	8,105	4,634	5,302	6,454	7,365	8,105

Allowance + fair value marks (Non-GAAP)	$22,922	$24,461	$22,922	$23,670	$25,616	$25,022	$24,461

Total loans and leases (GAAP)	$1,942,507	$1,898,630	$1,942,507	$1,947,450	$1,865,961	$1,884,405	$1,898,630
Less PPP loans outstanding	(142,660)	(193,719)	(142,660)	(201,588)	(167,639)	(196,375)	(193,719)
Portfolio loans (Non-GAAP)	$1,799,847	$1,704,911	$1,799,847	$1,745,862	$1,698,322	$1,688,030	$1,704,911
Add: fair value marks	4,634	8,105	4,634	5,302	6,454	7,365	8,105

Portfolio loans + fair value marks (Non-GAAP)	$1,804,481	$1,713,016	$1,804,481	$1,751,164	$1,704,776	$1,695,395	$1,713,016

Allowance + fair value marks as a % of portfolio loans and leases + fair value marks (Non-GAAP)	1.27%	1.43%	1.27%	1.35%	1.50%	1.48%	1.43%

HOWARD BANCORP, INC. AND SUBSIDIARY
GAAP TO NON-GAAP RECONCILIATION - NET INTEREST MARGIN
(in thousands)
	FOR THE SIX MONTHS ENDED		FOR THE THREE MONTHS ENDED
	June 30,	June 30,	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2020	2021	2021	2020	2020	2020

Net interest income (GAAP)	$39,770	$35,645	$20,082	$19,688	$19,686	$18,272	$18,120

Average earning assets (GAAP)	2,350,092	2,187,023	2,374,712	2,325,198	2,309,928	2,305,205	2,265,240

Net interest margin (GAAP)	3.41%	3.28%	3.39%	3.43%	3.39%	3.15%	3.22%

Net interest income (GAAP)	39,770	35,645	$20,082	$19,688	$19,686	$18,272	$18,120
Less net accretion of net fair value discounts on acquired loans	(1,340)	(667)	(616)	(725)	(888)	(548)	(448)
Less PPP net interest income (implied cost of funds at 0.35%)	(3,663)	(743)	(1,621)	(2,042)	(1,633)	(1,038)	(743)
Operating net interest income (Non-GAAP)	$34,767	$34,235	$17,845	$16,921	$17,165	$16,686	$16,929

Average earning assets (GAAP)	2,350,092	2,187,023	2,374,712	2,325,198	2,309,928	2,305,205	2,265,240
Add net fair value discounts on acquired loans	5,437	8,727	4,918	5,956	6,921	7,696	8,408
Less PPP loans	(182,112)	(71,357)	(177,546)	(186,728)	(186,267)	(195,588)	(142,715)
Operating average earning assets (Non-GAAP)	$2,173,417	$2,124,393	$2,202,084	$2,144,426	$2,130,582	$2,117,313	$2,130,933

Operating net interest margin (Non-GAAP)	3.23%	3.24%	3.25%	3.20%	3.21%	3.14%	3.20%

Annualized ratio based on days in quarter divided by days in year

Contacts

Howard Bancorp, Inc.
Robert L. Carpenter, Jr., Executive Vice President and Chief Financial Officer
410-750-0020
bcarpenter@HowardBank.com